UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 8, 2008
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (IRS Employer Identification No.)

13403 Northwest Freeway Houston, Texas (Address of principal executive offices)	77040-6094 (Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On February 8, 2008, HCC Insurance Holdings, Inc. (“HCC”) announced in a press release that it reached a settlement with plaintiffs in remaining class action litigation relating to its historical stock option granting practices. The terms of the settlement provide for a full and complete release of all claims in the litigation and payment of $10 million which will be paid by HCC’s directors’ and officers’ liability insurers. As in all class actions, the settlement is subject to court approval. Once approved, the settlement, which includes no admission of liability or wrongdoing by HCC or any other defendants, will resolve all class action litigation pending against HCC, and its former and current directors and officers.
     A copy of HCC’s press release announcing the settlement is attached hereto as Exhibit 99.2 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

No.	Exhibit

99.1	Press Release dated February 8, 2008 Announcing Settlement of Class Action Litigation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2008	HCC INSURANCE HOLDINGS, INC.
	By:	/s/ Frank J. Bramanti
Frank J. Bramanti,
Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated February 8, 2008 Announcing Settlement of Class Action Litigation